Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of CardConnect Corp. on Form S-8 of our report dated March 29, 2017 with respect to our audit of the financial statements of MertzCo, Inc. as of and for the year ended December 31, 2016, which report is included in the Current Report on Form 8-K of CardConnect Corp. filed on April 7, 2017.

/s/ Mueller & CO., LLP

Mueller & CO., LLP

Elgin, Illinois

April 26, 2017